PURCHASE AGREEMENT

     PURCHASE AGREEMENT, dated as of May 27, 1998 (the "Agreement"), by and between CYPRESS SPRINGS LLC, a California limited liability company ("Cypress") managed by Ira E. Ritter, an individual residing in California ("Ritter"), and BIOMUNE SYSTEMS, INC., a Nevada corporation ("Biomune").

                               RECITALS

     A. Cypress is the sole owner of all of the issued and outstanding member interests of Rockwood Companies, LLC, a California limited liability company ("Rockwood") formerly known as Rockwood Investments, Inc., d.b.a. Rockwood Cosmetics, Inc. ("Cosmetics"), which is in the business of marketing and distributing vitamin, nutrition and personal care products, including the products formerly marketed through Cosmetics and Rockwood Vitamins LLC ("Vitamins").

     B. Biomune is a Nevada corporation engaged in the business of researching, developing and selling pharmaceutical and nutraceutical products based on a patented whey protein technology. In July 1997, Biomune entered into an agreement with Ritter to acquire Cosmetics and pursuant to that agreement Biomune made option and other payments to Ritter and Cosmetics totaling $360,000 toward the purchase price of Cosmetics. That agreement was terminated by Biomune in January 1998.

     C. Pursuant to this Agreement herein, Biomune intends to purchase a controlling interest in Rockwood from Cypress as contemplated herein.

     D. Upon completion of the transactions contemplated herein, the parties desire to have Rockwood owned 52% by Biomune and 48% by Cypress.

     E. It is intended herewith that prior to the closing Ritter has or will make a capital contribution to Rockwood of all of the assets and business interests of Vitamins and any related business interests, including royalty agreements, license agreements, marketing or consulting agreements pursuant to which Rockwood, Vitamins or any other entity under common control with any such entity pays Ritter or any entity owned or controlled by Ritter compensation based upon or arising out of the business activities of Rockwood or Vitamins.

     F. Biomune intends to purchase 52% of the membership interests of Rockwood from Cypress for $3,360,000 as follows:

          (1)  $250,000 cash upon execution of this Agreement;

          (2) Execution and delivery of a promissory note payable to Cypress ("Note") for $1,750,000, as provided in Paragraph 2, below.

          (3) 1,000,000 shares of Series G Preferred Stock of Biomune having the rights and preferences described in Paragraph 3, below.

          (4) $360,000 as an offset against amounts paid to Ritter and/or Rockwood under previous agreements for the purchase of Rockwood.

                                AGREEMENT

     In consideration for the promises, conditions and warranties contained herein and in order to consummate such plan of reorganization, the parties hereto represent, warrant, covenant and agree as follows:

     1. Condition Precedent. Prior to the execution of this Agreement, Ritter and Cypress shall have caused Rockwood to succeed to all of the business and ownership of all of the assets of Cosmetics and Vitamins.

     2. Cash Payment and the Biomune Note. Upon execution and delivery of this Agreement (the "Closing"), in consideration for the sale and transfer of 52 percent of the membership interest of Rockwood, Biomune pays to Cypress the sum of $250,000 by check and hereby delivers its Note payable to Cypress, together with the other consideration required by this Agreement. Cypress hereby transfers, sells, assigns, and conveys to Biomune, 52 percent of the membership interest in Rockwood. The principal amount of the Note is $1,750,000. The form of the Note is attached hereto as Exhibit "A," by reference made a part hereof. The Note is payable under the following terms:

          a.  Term of the Note:    15 months;

          b.  Payments:

                         -- $250,000 on June 15, 1998.

                         -- $750,000 on November 30, 1998; and

                         --  $250,000 each on March 31, 1999 and June 30, 1999

                         -- the balance of unpaid principal and interest on August 31, 1999.

          c. Security:    The Note is secured by a perfected pledge of the
                          interest in Rockwood acquired by Biomune under this Agreement.

          d.  Guarantee:  The Note is personally guaranteed ("Guarantee") by
                          David G. Derrick ("Guarantor"), President and Chief Executive Officer of Biomune.

          e.  Default:    If Biomune fails to make a payment when due, following
                          notice and an opportunity to cure such default within 60 days of receipt of such notice, then Cypress may pursue foreclosure of the security interest described in c., above, and it may pursue its rights under the Guarantee, provided, however, that it may only realize one remedy and, if satisfaction of the default is achieved through the Guarantee, then
                          Cypress' rights under any foreclosure action will be assigned to Guarantor. Notwithstanding the foregoing, if by December 15, 1998, Cypress has not received at least $900,000 of the principal amount owing under the Note, then Cypress may rescind this Agreement by giving written notice thereof to Biomune, and retain all amounts paid to such date as liquidated damages and cancel all other agreements which are ancillary to this Agreement as null and void.
                          The parties acknowledge and agree that the amount of the liquidated damages stated herein is reasonable under the circumstances.

          f. Adjustments: The principal amount of the Note will be reduced by the following (as disclosed in the Audit). Any reduction resulting from the following adjustments will be applied to the final payment(s) under the Note.

                          A reduction will be required:

                          -- if Rockwood has a negative net worth as of March
                             31, 1998, then the Note (and the purchase price) will be reduced by the amount of such negative net worth;

                          -- if average revenues are less than $3,700,000 for
                             Rockwood over the last three years then the Note and purchase price will be reduced by the amount of such shortfall.

          g.  Interest:  The note will bear interest at the rate of one percent per annum over the "reference rate" of Bank of America National Trust and Savings Association, as designated in the Note. If there is an adjustment in the purchase price, there will be a corresponding adjustment to the amount of interest payable under the Note in proportion to the amount of such reduction.

          h.  Offsets:   Rockwood has disclosed certain litigation and other
                         contingent liabilities that may adversely affect its profitability and the value of its business. The parties will cooperate with the auditors to establish appropriate reserves for such liabilities and the purchase price and Note will be adjusted to reflect the reduction in the value of Rockwood, if any, that results from such contingencies.

     3. The Series G Preferred Stock. As part of the purchase price paid by Biomune, Biomune will issue to Cypress 1,000,000 shares of Series G Preferred Stock (the "Series G Preferred"). The Series G Preferred will have the rights and preferences set forth in the "Designation of Rights and Preferences of Series G Preferred Stock" attached to this Agreement as Exhibit "B" ("Designation") and by this reference made a part hereof. The rights and preferences include, but are not limited to, the following (all of which are qualified in their entirety by the provisions of the Designation attached as Exhibit "B"):

     a. Dividends: 8% dividend per year, payable in either cash or stock, at the sole discretion of Biomune.

     b. Seniority: the Series G Preferred will rank senior to the Common Stock of Biomune, but junior in preference to the previously issued and outstanding Preferred Stock of Biomune.

     c. Conversion: the Series G Preferred will be convertible to Common Stock of Biomune at the rate of one share of Common Stock for one share of Series G Preferred, subject to the limitations stated elsewhere in the Designation.

     d. Conversion Limitation: the conversion of the Series G Preferred will be limited. No conversion may be made if, immediately following the conversion, the holder of the converted shares of Series G Preferred will then own, as a result of such conversion or otherwise, more than 4.9% of the total issued and outstanding Common Stock of Biomune. In addition, the conversion of all shares of Series G Preferred (as a class) may not result in issuance of more than 19% of the issued and outstanding shares of Biomune Common Stock immediately prior to such conversion.

     e. Liquidation: upon liquidation, the Series G Preferred will be entitled to a liquidation preference of $1.00 per share.

     f. Voting Rights: the Series G Preferred will be non-voting stock and holders will not be entitled to any right to vote any of the underlying Common Stock until such time as the Series G Preferred has been converted to Common Stock; except for those instances under Nevada law in which the shares may vote as a class on certain matters.

     g. Redemption Rights: Biomune may redeem the Series G Preferred, at its sole election and subject to a prior right of conversion, under certain circumstances and in connection with certain transactions following notice to the holder(s) of the Series G Preferred. The redemption price will be as set forth in the notice of redemption, but will not be less than $1.00 per share.

     h. Adjustments: the Series G Preferred will be subject to certain adjustments in the event of corporate reorganizations and similar transactions as set forth in the Designation.

     i. Release of Shares. The shares of Series G Preferred will be released and delivered to Cypress in blocks of 250,000 shares. Each block will be released on the fifteenth business day following any calendar quarter in which Rockwood realizes profits in excess of $250,000. No shares will be issued after March 31, 2000 and any shares remaining undelivered at such date will be canceled and will not be deemed to have been issued.

     4. Line of Credit. Following the closing, Biomune will make available or will cause to be made available to Rockwood, an operating line of credit of up to $1,000,000 (the "Line of Credit"). Amounts outstanding under the Line of Credit will bear interest at the prime rate plus one percent (the prime rate being the prime rate established by the principal bank used by Biomune in its business transactions or another national financial institution selected by Biomune). Interest on outstanding amounts will be payable monthly. The Line of Credit will be secured by a perfected security interest in all of the assets, accounts receivable, inventory and other property of Rockwood and Rockwood will sign and agree to filing of all forms and agreements reasonably requested by Biomune for the purpose of perfecting such security interest. The term of the Line of Credit will be for one year; provided, however, that if there is no default under the Line of Credit at the end of such term (and any renewal thereof), the Line of Credit may be renewed on substantially the same terms and conditions for up to two (2) consecutive
one-year renewal terms.   No equity distributions will be made by Rockwood
(except as necessary for the payment of taxes) in any year in which the Line of Credit has not been paid in full, without the prior written consent of Biomune. Amounts loaned to Rockwood prior to the closing will be deemed to have been loaned pursuant to and will be rolled into the Line of Credit. In the event of a default under the Note which is not cured and following which Cypress shall exercise its right to rescind this transaction or to foreclose on the collateral for such Note, all amounts outstanding on the Line of Credit will be converted to a promissory note, with interest continuing at the rate then applicable (the "Rockwood Note"). The principal and unpaid interest under the Rockwood Note will be amortized and payable over 18 months from the original maturity date, with monthly payments of principal and interest. The security interest will not be released until the Rockwood Note is paid in full together with all interest thereon.

     5. Rockwood Operating Agreement. The operations of Rockwood following closing will be conducted pursuant to and under the terms of an Operating Agreement in form and content substantially as the Operating Agreement attached to this Agreement as Exhibit "C" and by this reference incorporated herein. Andela Group, Inc. ("Andela"), a California corporation owned and controlled by Ritter will be the manager of Rockwood, and will provide the personal services of Ritter on behalf of Rockwood with the title of "President." A "Board of Directors" will direct the activities of the manager and other executives of Rockwood. One member of the board will be appointed by Cypress and two will be appointed by Biomune. Voting on matters properly before the members of Rockwood will be according to their respective equity (member) interest. Andela's engagement as manager and compensation (including Ritter's employment as President) will be governed by a five-year agreement in form and content substantially as that "Management Agreement" attached hereto as Exhibit "D" and by this reference incorporated in and made a part of this Agreement.

     6. Closing. The Closing will occur on the date this Agreement is executed, however, subject to the terms and conditions contained in this Agreement, the Closing shall be effective as of April 1, 1998.

     7. Representations and Warranties of the Parties. The parties to this Agreement and Rockwood represent and warrant to each and every other party to this Agreement as of the date of this Agreement and as of the date of Closing as follows:

          a. Litigation. Except for disclosure, if any, to the other parties in writing prior to the execution of this Agreement and as listed on Exhibit "E" attached hereto and by this reference incorporated herein, there are no actions, suits or proceedings pending or to each party's respective knowledge threatened against or affecting the properties or business of any party before any court or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which, if adversely determined, would materially and adversely affect such business or properties, considered as a whole. Each party to its knowledge is not in default with respect to any order, writ, injunction or decree of any court or any such governmental department, commission, board, bureau, agency or instrumentality which would materially and adversely affect its business or properties, considered as a whole.

          b. Absence of Changes or Events. Unless disclosed in writing to and acknowledged by the other parties prior to the execution of this Agreement (or, in the case of Biomune, to the extent not disclosed in its annual report on Form 10-K for the year ended September 30, 1997 or any intervening quarterly or current report filed with the Securities and Exchange Commission), or unless done with the other parties' written consent or as contemplated by this Agreement, no party hereto has since December 31, 1998:

     (i) Incurred any material amount of obligations or liabilities (absolute, accrued, contingent or otherwise) except in the ordinary course of business;

     (ii) Discharged or satisfied any material amount of liens or encumbrances, or paid or satisfied any material amount of obligations or liabilities (absolute, accrued, contingent or otherwise) other than (a) those shown or reflected in the party's most recent financial statements or existing at the time thereof but which under generally accepted accounting principles were not required to be reflected thereon and (b) those incurred since the date of the most recent financial statements of the parties in the ordinary course of business;

     (iii) Mortgaged, pledged or subjected to any material lien, charge or other encumbrance any of its assets, tangible or intangible;

     (iv) Except in the ordinary course of business, written up or down the value of any inventory or written off as uncollectible any notes or accounts receivable or any portion thereof;

     (v) Sold or transferred any material amount of its assets or canceled any debts or claims, or waived any rights of substantial value except in the ordinary course of business;

     (vi) Except for the repair or replacement of damaged or destroyed property out of the proceeds of insurance, made, or made any commitment for, any one capital expenditure in excess of $5,000;

     (vii) In the case of Rockwood, made any declaration, setting aside or payment to its members of any distribution in respect of its Capital Account or redeemed or purchased or otherwise acquired any of its Capital Account interests or agreed to take any such action;

     (viii) Experienced any material adverse change in its financial position, assets or liabilities;

     (ix) Made any material change in its credit or collection policies or sales policies;

     (x) Entered into any material transaction other than in the ordinary course of business;

     (xi) Issued any membership interests, partnership interests, stocks, bonds, convertible debentures, or other equity securities, or become obligated on or in respect of any such securities or granted any stock options; or

     (xii) In the case of Rockwood, borrowed any funds.

          c. Disclosure. No representation or warranty by any party contained in this Agreement and no statement contained in any exhibit or other instrument specified in this Agreement contains or was prepared in reliance or based upon any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein not misleading.

     8. Representations and Warranties of Ritter and Rockwood. In addition to the representations and warranties made in Section 7 of this Agreement, Cypress, Ritter and Rockwood, and each of them, additionally represent and warrant to Biomune as follows:

          a. Cypress owns all the rights, title and interests in Rockwood as outlined in the Recitals hereto. There are no liens, pledges or encumbrances affecting any of the right, title or interest in Rockwood nor will this Agreement violate or breach any other agreements to which Cypress, Ritter or Rockwood, or any of them, is a party.

          b. Rockwood owns all the rights, title and interests as outlined in
the Recitals hereto and conducts the business indicated therein.    There are
no liens, pledges or encumbrances affecting any of the right, title or interest in Rockwood or its business and this Agreement will not violate or breach any other agreements to which Rockwood is a party.

          c. The March 31, 1998 Audit of Rockwood and all disclosures of any relevant information related thereto which have been made to the accountants in the preparation of these financial statements, are true, complete and accurate in every respect and shall disclose a positive net worth as of such date (or the Note will be reduced as provided in Section 2, above). Rockwood and its affiliates, including Ritter, will cooperate fully with Biomune and the auditor selected by Biomune to prepare the Audit.

          d. Attached hereto as Exhibit "F" is a copy of the most recent financial statements of Rockwood and its predecessors. Except for those liabilities shown on the financial statements attached hereto as Exhibit "F," there are no outstanding claims, liabilities or causes of action against Rockwood or any subsidiary, principal or affiliate of Rockwood.

          e. No representation or warranty by Cypress, Ritter or Rockwood contained in this Agreement and no statement contained in any exhibit or other instrument specified in this Agreement contains or was prepared in reliance or based upon any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein not misleading.

     9. Conditions Precedent for Obligations of Biomune. All obligations of Biomune under this Agreement are subject to the fulfillment of each of the following conditions prior to or at the Closing:

          a. All proceedings taken in connection with the transactions contemplated herein and all instruments and documents required in connection therewith or incident thereto shall be satisfactory in form to Biomune and its counsel.

          b. Except for changes in the ordinary course of business, the representations and warranties of the other parties contained in this Agreement or in any certificate or document delivered to Biomune pursuant hereto shall be true and correct in all material respects as of the Closing, subject to any changes and exceptions thereto which are consented to by Biomune or are contemplated by this Agreement.

          c. The transfers of interest, agreements and undertakings contemplated by Sections 1 through 7 above have been completed in full.

          d. Andela shall execute and deliver the Management Agreement.

     10. Survival of Representations and Warranties and Indemnification for their Breach. All representations, warranties and covenants of the parties or some of the parties hereto as set forth in this Agreement shall be true as of the time of and, together with the agreements set forth herein, shall survive the Closing date hereunder. The parties, jointly and severally, agree that any party who has breached or breaches any representation warranty or covenant, shall protect, indemnify and save harmless any other non-breaching party or parties from and against any and all claims, demands, liabilities, demands, damages, or causes of action of every kind and character resulting from any breach thereof by the breaching party.

     11. Commissions and Finder's Fees. Each of the parties represents and warrants that the negotiations relating to this Agreement and the transactions contemplated hereby will not give rise to any valid claims against any other party for a brokerage commission, finder's fee, or other like payment.

     12.     Tax Matters.   Each party or the pass-through entities or
individuals shall be responsible for income and/or franchise taxes and product liability claims for occurrences prior to and up to the date of this Agreement. The tax returns of Rockwood shall be prepared and filed and elections and allocations made so as to give Ritter the best possible advantage under the tax laws. Similarly, it is anticipated that the terms of the purchase of the Rockwood interest by Biomune hereunder will be treated by the parties in such a way as to provide the best possible advantage under tax laws for the parties.

     13. Notices. All notices, requests, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered, or mailed first class postage prepaid:

          If to Cypress: Cypress Springs LLC
                         Ira E. Ritter, Manager
                         11845 West Olympic Boulevard, Suite 710
                         Los Angeles, California 90064
                         Facsimile No.:  (310) 479-5902

          with a copy to:  Riordan & McKinzie
                           300 South Grand Avenue, 29th Floor
                           Los Angeles, California 90071
                           Attention:  Thomas L. Harnsberger, Esq.
                           Facsimile No.:  (213) 229-8550

          If to Biomune: Biomune Systems, Inc.
                         2401 South Foothill Drive
                         Salt Lake City, Utah 84109
                         Attention:  David G. Derrick, CEO
                         Facsimile No.:  (801) 466-3741

          with a copy to: Durham, Evans, Jones & Pinegar
                          50 South Main Street, Suite 850
                          Salt Lake City, Utah 84144
                          Attention:  Kevin R. Pinegar, Esq.
                          Facsimile No.:  (801) 538-2425

Such names and addresses may be changed by written notice thereof to all of the parties hereto.

     14. Entire Agreement and Amendments. This Agreement, including the exhibits referred to herein which are a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and may be amended only by a written instrument executed by all affected parties. There are no restrictions, promises, warranties, covenants or undertakings other than those expressly set forth herein. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     15. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     16. Parties in Interest. This Agreement shall not be assignable by any party, shall be binding upon each party and their respective successors and, except as otherwise expressly provided, shall inure only to the benefit of the parties signatory to this Agreement and any persons receiving any consideration in this reorganization.

     17. Costs. Except as otherwise provided herein or by separate agreement, the parties shall each pay their own expenses and costs incurred in connection with negotiating, preparing and consummating the transactions contemplated by this Agreement, including but not limited to fees and expenses of their attorneys and accountants.

     18. Governing Law. This Agreement shall be construed, interpreted, governed by and enforced in accordance with the laws of the state of California and the parties hereto submit to personal jurisdiction of such courts and waive any objections based on lack of personal jurisdiction, improper venue or forum non conveniens to the conduct of any proceeding in any such court

     19. Savings Clause. In the event that any term of this Agreement is deemed by any court of competent jurisdiction to be overly broad in scope, duration or area of applicability, the court considering the same shall have the power and is hereby authorized and directed to limit such scope, duration or area of applicability, or all of them, so that such term or provision is no longer overly broad and to enforce the same as so limited. Subject to the foregoing sentence, in the event any provision of this Agreement will be held to be invalid or unenforceable for any reason, such invalidity or unenforceability will attach only to such provision and will not affect or render invalid or unenforceable any other provision of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first above written.


                              BIOMUNE SYSTEMS, INC.,
                              a Nevada corporation

                                   /s/ David G. Derrick
                              By:_______________________________
                                   President and CEO
                              Its:_______________________________

                              CYPRESS SPRINGS LLC

                                   /s/ Ira E. Ritter
                              By:_______________________________
                                   Manager
                              Its:_______________________________

                              IRA E. RITTER

                              /s/ Ira E. Ritter
                              _______________________________


ACKNOWLEDGED AND AGREED:

                              ROCKWOOD COMPANIES LLC
                              a California limited liability company

                                   Ira E. Ritter
                              By:_______________________________
                                   Manager
                              Its:_______________________________







                          ROCKWOOD COMPANIES LLC
                          MANAGEMENT AGREEMENT

     THIS MANAGEMENT AGREEMENT is entered into as of the 27th day of May 1998, by and among ANDELA GROUP, INC., a California corporation ("Andela"); IRA E. RITTER, an individual residing in California and the principal stockholder of Andela ("Ritter") and ROCKWOOD COMPANIES, LLC, a California Limited Liability Company ("Company").

     Cypress Springs, LLC ("Cypress") and Biomune Systems, Inc. ("Biomune") are the members of Company and own all of the outstanding interests, 48 percent by Cypress and 52 percent by Biomune.

     Ritter has agreed to act as the President of the Company on the terms and conditions set forth in this Agreement for the management of the Company. The services of Ritter will be provided through Andela. The services of Ritter are personal, notwithstanding the fact that compensation for such services will be paid consistent with the terms of this Agreement to Andela. As used in this Agreement, the term "Manager" will refer to Ritter and Andela collectively, unless the context clearly provides to the contrary.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreement hereinafter set forth, the parties hereto agree as follows:

     1. Engagement of Manager. The Company hereby engages Manager, and Manager accepts such engagement to manage and operate the business and administrative operations of the Company upon the terms and conditions hereinafter set forth.

     2. Effective Date & Terms. This Agreement shall become effective as of the date it is executed by all of the parties hereto (the "Effective Date"), and shall continue in full force and effect commencing with the Effective Date and shall thereafter continue for a period of 60 months (the "Initial Term"). Either party may terminate this Agreement at any time by giving to the other a sixty (60) day prior written notice of such termination. In the event that no such termination notice is given by either party prior to the end of the Initial Term, this Agreement shall continue in full force and effect for an additional twelve (12) month renewals (the 'Renewal Term") with the same sixty (60) day termination privileges prior to each anniversary date (subject, as provided above, to the right of any party to terminate the Agreement at any time).

     3. Duties and Authority of Manager. Manager's duty and authority shall consist of the following:

          (a) Books and Records. Maintain full and accurate books and records of the accounts of the Company, which shall be open to the inspection of the members of Company at the office of Manager upon reasonable notice, but in no event less than three (3) working days.

          (b) Monthly Statements. Render a monthly statement of receipts, disbursements, and charges to the Members. Manager shall prepare and mail said monthly reports on or before the tenth (10th) day of each calendar month for the immediate preceding month.

          (c) Deposit Collections. Deposit all receipts collected for the Company in Company's account, with the bank or savings institution chosen by Biomune. Manager will not be held liable in event of bankruptcy or failure of any depository chosen, so long as such depository is insured by any branch of the United States Government.

          (d) Grant of Authority to Manage. The Company hereby gives Manager the following authority and powers (all or any of which may be exercised in the name of the Company) and the Company agrees to assume all expenses in connection therewith:

               (1) To advertise the availability of the Company's products and services; to sign, renew, or cancel leases and other agreements for the Company; to collect royalties, payments or other charges and expenses due, and give receipts therefore, to terminate agreements and to sign and serve in the name of the Company such notices as are appropriate thereto; to institute and prosecute actions and to recover possession of business property or assets in the name of the Company and recover rents and other sums due; and when expedient, to settle, compromise, and release such actions or suits or reinstate such tenancies. Company shall reimburse Manager for all actual expenses of such actions including, but not limited to, attorneys' fees, filing fees (before, during and after litigation) and court costs, which Manager does not recover in such actions.

               (2) To oversee the management of the Company, using his best skill and efforts to serve the Company and its customers, as from time to time directed by the Board of Directors of the Company;

               (3) Make or cause to be made and supervise all ordinary repairs and replacements necessary to preserve the premises and property of the Company in good and serviceable condition and for the operating efficiency thereof; to enter into agreements for all necessary repairs, maintenance, minor alteration and utility services; and to purchase supplies and pay all
bills.   Manager shall secure the approval of the Board for any expenditures in excess of Twenty-Five Thousand Dollars ($25,000.00) for any one (1) item, except monthly or recurring operating charges, debt servicing, or taxes;

               (4) To employ, supervise, discharge and pay on behalf of the Company all employees, contractors and agents necessary for the efficient operation and maintenance of Company. Manager shall not be liable to the Company for any act or omission on the part of any such employee, contractor or agent if Manager has taken reasonable care in his employment;

               (5) To pay loan indebtedness, property and employee's taxes and special assessments, if any;

               (6) To place with responsible insurance companies, fire, liability, workman's compensation, or any other insurance necessary for the Company's protection. Company shall hold Manager harmless from any and all liability arising from any other cause relating to the procuring and maintaining of insurance in connection with the Company. The Company hereby waives all of its rights and those of its insurers with respect to recovery against Manager and the officers, employees, and representatives of the Company on account of loss or damage to property where such loss arising out of or in connection with the business of the Company is caused by an insurable peril, including but not limited to, fire or any of the extended coverage hazards. Company shall give notice to the insurance carrier(s) that the foregoing waiver subrogation is contained in this Agreement;

               (7) To pay on behalf of the Company all charges and operating expenses of the Company with checks issued on behalf of the Company and reviewed by Michael G. Acton and bearing two (2) signatures of authorized officers of the Company one of whom may be the President, for all payments in excess of $2,500;

               (8) In addition to the foregoing, Manager shall perform all services which are necessary for, and shall use due diligence in the operation and management of the Company, and shall report to the Members promptly any conditions at, on or about the business of the Company which, in the opinion of Manager, require the attention of the Members.

     4. Compensation. As compensation for the services to be rendered by Manager pursuant to this Agreement, the Company shall pay to Manager:

          (a) Annual Fee. An annual management fee of $200,000 payable in equal installments monthly.

          (b)     Cash Bonus.     An annual cash bonus equal to 20 percent of
the annual net pre-tax income of the Company in excess of $1,000,000. Said bonus will be payable within sixty (60) days of the end of each fiscal year of the Company.

     5. Expense Reimbursement. The Company shall reimburse Manager for ordinary and reasonable expenses incurred in connection with the fulfillment of Manager's duties under this Agreement, including, but not limited to authorized automobile (with an allowance not to exceed $1,600 per month), telephone, telefax, travel expenses (including meals and lodging), and mail expenses.

     6. Use of the Manager's Own Funds. Notwithstanding any contrary provision herein, Manager shall not be obligated to use or advance any of its own funds or to incur any obligations on its own behalf with respect to any of the expenses or obligations in connection with the Company. If however, any such expenses are paid out of Manager's own funds, it shall be entitled to reimbursement from the Company therefore.

     7. Exclusivity of Agency. During the term of this Agreement, the Company shall not authorize any other person, firm, or corporation to act as Manager with respect to the Company or to perform any of the duties of Manager hereunder.

     8. Principal and Agent. With respect to all acts, obligations, rights, liabilities, and duties arising by reason of this Agreement, Management will at all times act as the agent of the Company who is the principal.

     9. Indemnifications. The Company shall indemnify Manager and hold it harmless from and against any and/or all losses, damages, liabilities, and expenses, including costs and reasonable attorney's fees which Manager may incur by reason of or in connection with any injury or damage or claim of injury or damage of any kind including, but not limited to, those arising out any kind whatsoever and to whomever belonging, including the Company, in any way relating to the performance or exercise of any of the duties, obligations, powers or authorities herein or hereafter granted to Manager.

     10.     Covenant Not to Compete.     Manager agrees that during the Term
of this Agreement, the Manager shall not, directly or indirectly, in any capacity, engage or participate in, or become employed by or render advisory or consulting or other services in connection with any Prohibited Business as defined in below. During the Term, the Manager shall not make any financial investment, whether in the form of equity or debt, or own any interest, directly or indirectly, in any Prohibited Business. Nothing in this Section shall, however, restrict the Manager from making any passive investment in any private company or entity or in any company whose stock is listed on a national securities exchange or actively traded in the over-the-counter market; provided that (i) such investment does not give the Manager the right or ability to control or influence the policy decisions of any Prohibited Business, and (ii) such investment does not create a conflict of interest between the Manager's duties hereunder and the Manager's interest in such investment. For purposes of this Section, "Prohibited Business" shall be defined as any business and any branch, office or operation thereof, which is a competitor of the Company in providing similar goods and services to the biopharmaceutical, nutraceutical, vitamin, health and beauty aids businesses and which has established or seeks to establish contact, in whatever form (including but not limited to solicitation of sales, or the receipt or submission of bids), with any entity that is at any time a client, customer or supplier of the Company (including but not limited to all subdivisions of the federal government). During the Term, the Manager of the Company or its successors in interest to leave his or her employment with the Company or its successors in interest; (b) employ, hire, solicit or cause to be employed, hired or solicited (other than by the Company or its successors in interest), or encourage others to employ or hire any person who within two (2) years prior thereto was employed by the Company or its successors in interest; or
(c) establish a business with, or encourage others to establish a business with, any person who within two (2) years prior thereto was an employee or supplier of the Company or its successors in interest. The provisions of this Section shall survive the termination of this Agreement for a period of two years, irrespective of the reasons therefor if termination occurs prior to the end of the Term stated in Paragraph 2 hereof, provided, in any such event, that the payments to Manager provided for under Paragraph 4 continue to be made. The Manager acknowledges and agrees that the restrictions imposed upon it by this Section and the purpose of such restrictions are reasonable and are designed to protect the continued success of the Company without unduly restricting the Manager's future employment by others. Furthermore, the Manager acknowledges that, in view of the Information which the Manager has or will acquire or has or will have access to and in view of the necessity of the restrictions contained in this Section, any violation hereof would cause irreparable injury to the Company and its successors in interest with respect to the resulting disruption in their operations. By reason of the foregoing, the Manager consents and agrees that if Manager violates any of the provisions of this Section and the Company and its successors in interest as the case may be, shall be entitled, in addition to any other remedies that they may have, including money damages, to an injunction to be issued by a court of competent jurisdiction, restraining the Manager from committing or continuing any violation of such Section of this Agreement. In the event of any violation of this Section, the Manager further agrees that the time periods set forth in such Section shall be extended by the period of such violation.

     11. Default. If either party hereto defaults in the performance of any of its obligations hereunder at any time during the term of this Agreement, the other party, in addition to any other rights or remedies it may have, shall have the right to terminate this Agreement by serving notice on the defaulting party describing the default and setting forth a date for such termination which shall not be less than ten (10) days after such service. If the default so specified is not cured by the defaulting party prior to the date so set for termination, this Agreement shall terminate on such date; provided, however, that is such default is incapable of being cured within such period, the same shall not be the basis for termination hereunder if the defaulting party commences to cure the same during such period and thereafter diligently prosecutes the cure to completion. Upon any such termination, Manager shall deliver possession of the business of the Company to Biomune or its nominee.

     12. Attorneys' Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to a reasonable attorneys' fees which may be set by the court tin the same action or in a separate action brought for that purpose in addition to any other relief to which he or it may be entitled.

     13. Notices. All notices and demands of any kind which either party hereto may be required or desires to served upon the other party under the terms of this Agreement shall be in writing and shall be served upon such other party by personal service upon such other party, or by mailing a copy thereof by certified or registered mail, postage prepaid, with return receipt requested, addressed as follows:

          If to "Company":    ROCKWOOD COMPANIES, LLC
                              11845 West Olympic Boulevard
                              Suite 710
                              Los Angeles, California 90064

          With a copy to:     Biomune Systems, Inc.
                              2401 South Foothill Boulevard
                              Salt Lake City, Utah 84109
                              Attn: President

          If to "Manager"     Andela Group Inc.
          or "Ritter":        11845 West Olympic Blvd., Suite 710
                              Los Angeles, California 90064

     14. Entire Agreement. This agreement represents the entire Agreement and understanding between the Company and Manager. There are no oral agreements or understandings outside this Agreement. However, Company and Manager agree to execute such other instruments and agreements as are reasonably necessary to perform their obligations hereunder.

     15. Agreement Severable. If any clause of this Agreement is found to be unenforceable at law or in equity the remainder of this Agreement shall remain in full force and effect between the parties hereto.

     16. Successors and Assigns. Management may delegate any of its duties hereunder but no such delegation shall relieve Management of any of its obligations hereunder. Except as provided in the proceeding sentence, neither party may assign this Agreement of any interest herein without the prior written consent of the other party. Subject to the foregoing restrictions, this Agreement shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, successors and assigns of the parties hereto.

     17. Termination, Removal, Replacement of Manager. Manager shall have no authority to admit a person or entity as a Manager or substitute manager of the Company without the written consent or ratification of the specific act by majority vote of the Members. The death, retirement, disability, resignation or expulsion of Ritter as President or the legal incapacity, dissolution, bankruptcy, insolvency or expulsion of Manager shall not operate to terminate the Company and in any such event another Manager may be chosen by the Members to replace a Manager who has died, retired, become disabled, resigned, been expelled, or otherwise indicated its inability to continue as a Manager unless Members entitled to receive a majority of the profits of the Company agree that it is not necessary to replace said Manager. A replacement Manager shall be chosen only from among the Members and persons, entities, or interests related to Members, by the vote of Members who are entitled to receive a majority of the capital of the Company in a vote in which all Members may
participate.   This Agreement will terminate upon any of the above
occurrences.

     18. Paragraph Headings. The headings of the several paragraphs and subparagraphs of this Agreement are inserted solely for convenience of reference, and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

     19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.





[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first hereinabove written.

                              ROCKWOOD COMPANIES, LLC
                              a California limited liability company

                                   /s/ Ira E. Ritter
                              By:____________________________________
                                   Manager


                               ANDELA GROUP, INC.

                                   /s/ Ira E. Ritter
                              By:____________________________________
                                   President



                                   /s/ Ira E. Ritter
                                    _______________________________________
                                   Ira E. Ritter

                            LINE OF CREDIT AGREEMENT

     This Line of Credit Agreement (the "Agreement") is made and entered into in Salt Lake City, Utah, this 27th day of May, 1998, by and between Biomune Systems, Inc., a Nevada corporation ("Lender"), and Rockwood Companies, LLC, a California limited liability company ("Borrower").

                              R E C I T A L S

     A. Borrower is a California limited liability company engaged in the business of manufacturing, marketing and distributing vitamins, nutritional, personal, skin and beauty products (the "Business");

     B. Borrower desires or may desire from time to time to obtain financing from Lender pursuant to this Agreement for the purpose of funding the operations of the Business.

     C. Lender is willing to make a line of credit (the "Credit Line") available to Borrower to provide financing for the Business upon the terms and conditions contained in this Agreement. The Credit Line is an "advised guidance line" and not a committed credit facility, meaning that Borrower may request one or more Loans, as hereinafter defined, from Lender pursuant to this Agreement in connection with the Business, but the approval of such requests shall be in Lender's sole discretion.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

     1. Credit Limit; Purposes and Uses. Subject to all of the terms, conditions, covenants, and limitations contained in this Agreement, Lender hereby establishes the Credit Line for the benefit of Borrower pursuant to which Lender may make loans (each a "Loan") to Borrower in the aggregate principal amount of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) (the "Credit Limit"). The purpose of each Loan will be to provide funding for working capital of the Business in accordance with the Budget, as hereinafter defined, applicable to the Business. Without Lender's prior written consent, none of the Loan proceeds shall be used for any purpose other than to pay those costs and expenses shown in the applicable Budget; provided, however,
(a) Borrower may, with the consent of Lender, reallocate to any line item in the Budget any excess amount remaining from another line item in the Budget after the payment of all costs and expenses with respect to such other line item; (b) Lender may use any undisbursed Loan proceeds, without regard to line item allocations in the Budget, to pay accrued interest and other fees and charges owed to Lender with respect to a Loan; and (c) Lender may, in its sole discretion, agree to advance Loan proceeds for purposes other than those described in the Budget, in excess of the amounts shown in any line item, or in excess of the approved Loan amount. If Lender makes advances in accordance with the foregoing clause (c), Borrower agrees to pay such amount immediately upon demand by Lender. Any request to make a Loan must be submitted to Lender prior to May 1, 1999 (the "Expiration Date"); provided, however, if a Loan has been approved prior to the Expiration Date, any undisbursed proceeds of such Loan shall continue to be available for disbursement after the Expiration Date in accordance with this Agreement and the corresponding Closing Advice, as hereinafter defined. Upon execution of this Agreement, Borrower shall execute and deliver to Lender a promissory note (the "Note") in amount of the Credit Limit. All advances and disbursements made pursuant to this Agreement shall be deemed principal advances under the Note.

     2. Loan Amount. Prior to the Expiration Date, Borrower may request that Lender make a Loan in such amounts as requested by Borrower; provided, however, the amount of any new Loan request when added to the amount of all prior approved Loans, will not exceed the Credit Limit.

     3. Loan Approval Process. In connection with each request for a Loan, Borrower shall provide to Lender with such information, schedules, documents, and other agreements as Lender may require in order to evaluate and underwrite the proposed Loan, including without limitation the following:

          a. An itemized budget (the "Budget") of business expenses and uses of the proceeds of the Loans;

          b. Borrower's audited financial statements for its most recent fiscal year and interim periods preceding the loan request.

     The foregoing are referred to, collectively, as the "Loan Package." Upon receipt of the completed Loan Package, Lender shall notify Borrower in writing whether it approves the Loan by sending to Borrower a "Closing Advice" in the form attached hereto as Exhibit A, appropriately completed. Lender shall use its best efforts to so notify Borrower within fifteen (15) calendar days after Lender has received the completed Loan Package; provided, however, failure by Lender to notify Borrower of its decision within such time period shall not obligate Lender to make the Loan or otherwise subject it to any claim by Borrower. Lender may, in its sole discretion, decide to make or decline any requested Loan. The making of a Loan by Lender on one or more occasions shall not establish a course of conduct, business practice, or other commitment of Lender to make similar Loans in the future.

     4. Loan Terms. The terms of each Loan shall be set forth in the applicable Closing Advice. In general, however, a Loan shall have a term of not more than twelve (12) months and a loan fee of 1.5% of the Loan amount. Interest will be payable monthly with principal and any unpaid accrued interest due at the end of the Loan term. Unless Borrower notifies Lender in writing of any error in the Closing Advice within five (5) days after the Closing Advice is sent, the terms contained in the Closing Statement shall be conclusive and binding on the parties. Lender may establish an account for each Loan in its books and records which shows all disbursements and payments with respect to the Loan. Absent manifest error, such accounts shall be conclusive of the status of each Loan.

     5. Disbursement Procedures. Requests for draws, and disbursements of Loan proceeds, shall be made in accordance with the standard terms, conditions, policies, and procedures established from time to time by Lender with respect to similar loans; provided, however, Lender may make such modifications and adjustments to its standard terms, conditions, policies, and procedures as it, in good faith, deems appropriate for a particular Loan. Without limiting the foregoing, such terms, conditions, policies, and procedures (and any modifications and adjustments thereto) may establish the form of the draw request, the amount of any notice required to be given before a disbursement is made, the frequency of disbursements, any supporting documentation which must accompany a draw request (including inspections, evidence of costs and expenses pertaining to any disbursement), the manner in which disbursements will be made, any restrictions or limitations on the amount that can be disbursed, to whom disbursements will be made (including without limitation whether disbursements will be made directly to Borrower, directly to any vendor or supplier, or jointly to Borrower and any vendor or supplier), and conditions to the final disbursement. Lender need not make any disbursement on a Loan if an Event of Default has occurred and is continuing, or any event has occurred or condition exists which, with the giving of notice or the passing of time or both, would constitute an Event of Default.
Borrower shall designate in writing one or more persons who are authorized to request Loans and approve and direct disbursements thereunder (each an "Authorized Person"). Each Authorized Person may execute Closing Advices and Loan Documents, direct the disposition of Loan proceeds, and direct all other matters pertaining to this Agreement, the Loans, the Collateral, as hereinafter defined, and all matters in any way pertaining thereto. Until notified otherwise, Borrower designates those persons whose names are shown after Borrower's signature at the end of this Agreement as Authorized Persons.

     6. Interest; Repayment. Interest will accrue on the outstanding principal balance of each Loan at the prime rate plus one percent published by Key Bank NA and in the manner described in the corresponding Closing Advice. Principal and interest for each Loan will be payable on the dates, in the manner, and upon the terms described in the corresponding Closing Advice. Notwithstanding the foregoing, Lender may, in its discretion, automatically make disbursements from a Loan to pay accrued interest and other fees and charges owed to it with respect to such Loan, even if by so doing the aggregate of all disbursements exceeds the principal amount of such Loan or the amount allocated in the Budget for the payment of interest. Lender shall not be required to disburse funds from any Loan to pay accrued interest if
(i) an Event of Default has occurred and is continuing, (ii) the funds allocated in such Loan's Budget for the payment of interest have been fully disbursed. Borrower shall at all times remain liable for the payment of principal and interest on the Loan strictly in accordance with the terms of the Closing Advice, this Agreement, and the Note.

     7. Fees; Other Expenses. Borrower agrees to pay to Lender a loan fee in the amount of 1.5% of the Loan amount at the time a Loan is closed and in the amount of 1.5% of the outstanding aggregate amount on the Line of Credit at the time of each renewal thereof. Such fee will be deemed to be fully earned and non-refundable at the time it is due and payable. In addition, Borrower agrees to pay or reimburse Lender for all out-of-pocket costs and expenses incurred by Lender in connection with document preparation, recording and filing fees and related expenses. Such fees and expenses shall be due and payable upon execution of this Agreement or the closing of any Loan, as the case may be, or if incurred thereafter, upon demand by Lender. Borrower hereby authorizes Lender to pay all such fees, costs, and expenses from the Loan proceeds, without regard to line items established in the Budget for such Loan.

     8. Collateral. As security for all of Borrower's obligations, liabilities, indebtedness, and undertakings under this Agreement, Borrower shall grant Lender a security interest in all furnishings, fixtures, and equipment now or hereafter located on or attached to the premises of Borrower; all contracts, contract rights, accounts, and agreements with respect to the Business, and all permits and licenses; all accounts receivable and inventory of Borrower and any and all other real and personal property rights of Borrower described in the attached Financing Statement (collectively, the "Collateral"). At the time of each closing of a Loan, Borrower shall execute, acknowledge, and deliver to Lender a Financing Statement, in form and substance satisfactory to Lender, encumbering and granting a security interest in and to the Collateral. At the time of each Loan closing, the lien of Lender under the Financing Statement shall constitute "first lien" that is senior in priority, interest, and right to all other liens, claims and encumbrances except the lien granted to Lender hereunder to secure any prior Loan, property taxes and assessments that are not yet due and payable, and liens of Far East Bank relating to Borrower's existing bank line of credit, purchase money security interests of trade creditors or vendors in the ordinary course of Borrower's business and such other encumbrances as Lender may approve. Borrower agrees to execute and deliver to Lender, or shall cause to be executed and delivered to Lender, such other documents, certificates, resolutions, instruments, and agreements as Lender may reasonably request to further effect and perfect its security interest in the Collateral (all such documents, certificates, resolutions, instruments, and agreements, including this Agreement, the Note, and the Financing Statement, are referred to, collectively, as the "Loan Documents").

     9. Conditions Precedent. As to each Loan, Lender shall not be required to make any disbursement unless and until:

          a. All of the Loan Documents required by Lender have been duly authorized, executed, and delivered to Lender by all of the parties thereto; have not been rescinded and remain in full force and effect; constitute the legal and binding obligations of all parties thereto; and are enforceable in accordance with their terms, except as may be limited by rules of bankruptcy and general equitable principles. If necessary, the Loan Documents have been recorded or filed in the proper governmental office in order to perfect Lender's security interest in the Collateral.

          b. Borrower has provided evidence satisfactory to Lender of the authority of Borrower, and each other signer of the Loan Documents, to enter into the Loan Documents and undertake the transactions and commitments contemplated therein.

          c. Borrower has provided evidence satisfactory to Lender that all insurance policies and coverage required under the terms of this Agreement have been obtained and are in full force and effect.

          d. The representations and warranties contained in the Loan Documents are then true with the same effect as though the representations and warranties had been made at such time. The request by Borrower for a disbursement of proceeds from each Loan shall constitute a reaffirmation by Borrower to Lender that all representations and warranties made herein are and remain true and correct in all material respects to the same extent as though given at the time such request is made, and that all conditions precedent listed in this Paragraph have been, and continue to be, satisfied in all respects as of the date such request is made.

          e. No Event of Default hereunder has occurred and is continuing, and no condition exists or event has occurred which, with the passing of time or the giving of notice or both, would constitute an Event of Default hereunder.

          f. No material adverse change has occurred in the financial condition of Borrower since the date of any financial statements concerning it was last furnished to Lender.

          g. The Collateral at all times will have fair market value at least equal to the aggregate amounts outstanding under this Agreement.

     10. Representations and Warranties. In order to induce Lender to enter into this Agreement and to make the Loans provided for herein, Borrower represents and warrants to Lender as follows:

          a. Borrower is a limited liability company duly organized, validly existing, and in good standing under the laws of the state of California with the power to own its assets and to transact business in California, and in such other states where its business is conducted.

          b. Borrower has all requisite authority and power to execute and deliver all Loan Documents required to be signed by it and to perform all terms, conditions, obligations, and undertakings imposed on it under the terms thereof.

          c. The execution, delivery and performance of the Loan Documents and each other document incident hereto will not violate any provision of any applicable law, regulation, order, judgment, decree, article of organization, operating agreement, by-law, indenture, contract, agreement, or other undertaking to which Borrower is a party, or which purports to be binding on Borrower or its assets and will not result in the creation or imposition of a lien on any of its assets, other than the security interest granted to Lender and the Permitted Encumbrances.

          d. There is no action, suit, investigation, or proceeding pending or, to the knowledge of Borrower, threatened, against or affecting Borrower or any of its assets which, if adversely determined (in any single instance or in the aggregate), would have a material adverse affect on the financial condition of Borrower, the operation of its business, or its abilities to perform timely all of its obligations under the Loan Documents.

          e. Any financial statements which have heretofore been provided to Lender by Borrower, are correct, complete, and truly, fairly, and accurately represent the financial position of Borrower as of the date of such financial statements. Since the date of such statements there have been no material adverse changes.

          f. No information or report furnished by Borrower to Lender in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

          g. Borrower has (1) filed all applicable federal, state, and local tax returns or other statements required to be filed in connection with its business, including those for income taxes, sales taxes, property taxes, payroll taxes, payroll withholding amounts, FICA contributions, and similar items; (2) maintained appropriate reserves for the accrual of the same; and
(3) paid when due all such taxes, or sums or assessments made in connection therewith. Provided, however, that (until distraint, foreclosure, sale, or similar proceedings have been commenced) nothing herein will require Borrower to pay any sum or assessment, the validity or amount of which is being contested in good faith by proceedings diligently pursued and as to which adequate reserves have been made.

          h. Except as otherwise provided herein, Lender's security interest in the Collateral is a first lien position senior in right and title to all other liens, claims, and encumbrances of any kind except the Permitted Encumbrances.

          i. To the best of Borrower's knowledge, the Budget provided with respect to each Loan is an accurate statement of all costs and expenses reasonably expected to be incurred in connection with the Business, and the amount of the Loan, together with revenues from operations of Borrower, are sufficient to meet the capital needs of Borrower.

          j. All of the representations and warranties made by Borrower in the Loan Documents are true and correct in all material respects.

          k. To the best of Borrower's knowledge, no Event of Default has occurred and is continuing, and no condition exists or event has occurred which, with the giving of notice or the passing of time or both, would constitute an Event of Default.

          l. To the best of Borrower's knowledge, Borrower has complied with all applicable laws, rules, regulations, ordinances, and other requirements with respect to the operation of the Business.

     11. Covenants. With respect to each Loan, and at all times during which any funds are owing to Lender thereunder, Borrower covenants and agrees with Lender as follows:

          a. Borrower will continue to operate its Business in the ordinary course and shall diligently pursue the same at all times prior to the maturity date of the Loan.

          b. Borrower shall comply in all material respects with all laws, rules, regulations, ordinances, and other requirements imposed by any governmental or quasi-governmental body with respect to the operation of the Business.

          d. Borrower shall perform in all material respects all duties and obligations imposed on it under or with respect to any contract in connection with the Business; provided, however, prior to any action by a party to such contracts to terminate the same, Borrower may contest in good faith any provision in such contracts by appropriate proceedings promptly initiated and diligently pursued. Borrower shall promptly notify Lender of any default or claimed default under such contracts.

          e. Borrower shall furnish such financial and other information concerning itself or the Business as Lender may reasonably request.

          f. Borrower shall promptly notify Lender of any Event of Default or of any litigation, proceeding, or development which may have a material adverse effect on Borrower's ability to perform under the terms of the Loan Documents.

          g. Borrower shall duly observe and conform to all valid requirements of any governmental authority relative to the conduct of its business, its properties, or its assets and will maintain and keep in full force and effect its existence as limited liability company and all licenses and permits necessary to the proper conduct of its business.

          h. Borrower shall (1) file all applicable federal, state, and local tax returns or other statements required to be filed in connection with its business, including those for income taxes, sales taxes, property taxes, payroll taxes, payroll withholding amounts, FICA contributions, and similar items; (2) maintain appropriate reserves for the accrual of the same; and (3) pay when due all such taxes, or sums or assessments made in connection therewith. Provided, however, that (until distraint, foreclosure, sale, or similar proceedings have been commenced) nothing herein will require Borrower to pay any sum or assessment, the validity of which is being contested in good faith by proceedings diligently pursued and as to which adequate reserves have been made.

          i. Borrower shall not create or permit to exist any lien, claim, or encumbrance on the Collateral or any part thereof, except as granted to Lender and the Permitted Encumbrances. Borrower shall promptly remove any lien, claim, or encumbrance that may be filed with respect to the Collateral other than the Permitted Encumbrances; provided, however, until distraint, notice of sale, sale, or similar proceedings have been instituted, Borrower may in good faith contest any such claims through proceedings promptly commenced and diligently pursued and as to which Borrower has made adequate reserves or given other evidence satisfactory to Lender that it can discharge such claims if they are upheld. Borrower shall not do or refrain from doing any act which may in any manner adversely affect Lender's interest in the Collateral or diminish the value thereof.

          j. Borrower will not make any equity distributions to its members (except to the extent reasonably required to comply with the obligations set forth in 11.h, above) if there has been or is any Event of Default which has not been cured or if the Line has not been paid in full at maturity.

     12. Events of Default. The occurrence of any of the following events, or the existence of any of the following conditions, shall constitute an Event of Default:

          a. Failure to pay any principal or interest on any Loan within fifteen (15) days after the same becomes due.

          b. Any representation or warranty made by Borrower in this Agreement, any Loan Document, or in connection with any borrowing or request for an advance hereunder, or in any certificate, financial statement, or other statement furnished by Borrower to Lender is untrue in any material respect at the time when made.

          c. Default by Borrower in the observance or performance of any other covenant or agreement contained in this Agreement, other than a default constituting a separate and distinct event of default under this Paragraph 12, and the continuance of the same uncured for a period of fifteen (15) days after notice thereof is given to Borrower.

          d. Default by Borrower in the observance or performance of any other covenant or agreement contained in any other Loan Document or other agreement made and given in connection with this Agreement, other than a default constituting a separate and distinct event of default under this Paragraph 12, and the continuance of the same uncured for a period of thirty
(30) days after notice thereof is given to Borrower.

          e. Any of the Loan Documents for any reason ceases to be valid or in full force and effect or the validity or enforceability of which is challenged or disputed by any signer thereof, other than Lender.

          f. Borrower shall default in the payment of principal or interest on any other obligation for borrowed money other than hereunder, or defaults in the payment of the deferred purchase price of property beyond the period of grace, if any, provided with respect thereto, or defaults in the performance or observance of any obligation or in any agreement relating thereto, if the effect of such default is to cause or permit the holder or holders of such obligation (or trustee on behalf of such holder or holders) to cause such obligation to become due prior to the stated maturity.

          g. Filing by Borrower of a voluntary petition in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended or under any other insolvency act or law, state or federal, now or hereafter existing.

          h. Filing of an involuntary petition against Borrower in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, and the continuance thereof for sixty (60) days undismissed, unbonded, or undischarged.

          i. Any of the Collateral, or all or any substantial part of the property of Borrower shall be condemned, seized, or otherwise appropriated, or custody or control of such property is assumed by any governmental agency or any court of competent jurisdiction, and is retained for a period of thirty
(30) days.

          j. Lender otherwise in good faith deems itself to be insecure, or the value of the Collateral to have significantly declined from the date hereof, or the prospect of timely payment or performance to be impaired, provided, however, Lender shall have given Borrower written notice of the grounds thereof, and Borrower shall have failed to correct such matter or given Lender other assurance satisfactory to Lender within twenty (20) days thereof.

     13. Remedies. Upon the occurrence of an Event of Default, Lender may declare the entire unpaid principal balance of all Loans, together with accrued interest thereon, to be immediately due and payable without presentment, demand, protest, or other notice of any kind, except as otherwise expressly required herein. Lender may, in its sole discretion, suspend or terminate any obligation it may have hereunder to make additional Loans or disbursements under existing Loans. Lender may assume any contract of Borrower, and make any modifications thereto as Lender in good faith deems appropriate. Lender may use any equipment, material, or supplies of Borrower, wherever located, that have been purchased or otherwise acquired in connection with the Business. Lender may settle, defend, compromise, discharge, and otherwise deal with any claim arising in connection with the Business, including without limitation any liens pertaining thereto, upon such terms and conditions as Lender in good faith deems appropriate. Borrower shall be liable for all costs and expenses incurred by Lender in connection with the foregoing or performing any duty or obligation of Borrower under this Agreement or the Loan Documents. Borrower agrees to indemnify, defend and hold harmless Lender from any against all claims, expenses, losses, and liabilities incurred by Lender with respect to the exercise of any of its rights or remedies, except such matters arising from Lender's gross negligence or willful misconduct. To the extent permitted by law, Borrower waives any rights to presentment, demand, protest, or notice of any kind in connection with this Agreement and the Note. No failure or delay on the part of Lender in exercising any right, power, or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided herein are cumulative and not exclusive of any other rights or remedies provided at law or in equity. Borrower agrees to pay all costs of collection incurred by reason of the default, including court costs and reasonable attorney's fees, including without limitation such expenses incurred before any legal action, reorganization, or bankruptcy proceeding involving Borrower has commenced, during the pendency of any such proceedings, and continuing to all such expenses in connection with any appeal to higher courts arising out of matters associated herewith.

     14. Supervisory Rights and Relationship of the Parties. Any supervisory rights granted to or exercised by Lender under this Agreement or the Loan Documents, and any opinions or recommendations made by any agent, inspector, or attorney for Lender, are solely for the benefit and protection of Lender. Lender has no duty or obligation to Borrower, any Guarantor, or any other person except as expressly provided herein or in the Loan
Documents. Without limiting the foregoing, Lender is under no duty or obligation to see that any Loan proceeds are used for the purposes contemplated herein, to see that adequate insurance is obtained or maintained, to supervise the operation of the Business, or to exercise any of its rights or remedies hereunder or under the Loan Documents. This Agreement and the Loan Documents shall be enforceable even if Lender is negligent or derelict in administering any Loan, perfecting or continuing the perfection of its security interest in any Collateral, or pursuing any right or remedy available to it. The relationship of Borrower and Lender is that of a debtor and creditor, respectively, and Lender has no fiduciary duties to Borrower with respect to the Loans. Borrower and Lender are not partners, joint ventures, or agents of the other with respect to the transactions contemplated hereby except as otherwise expressly provided herein for actions that may be taken by Lender on behalf of Borrower in pursuing any remedies available to it hereunder or under the Loan Documents.

     15. Notice. Unless otherwise specifically provided herein, all notices shall be in writing addressed to the respective party as set forth below and may be personally served, sent by facsimile transmission, or sent by overnight courier service or United States mail. Such notices shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if sent by facsimile transmission, on the date of transmission if transmitted by 4:00 p.m. (Salt Lake City time) on a day on which Lender is generally open for business (a "Business Day") or, if not, on the next succeeding Business Day;
(c) if delivered by overnight courier, two Business Days after delivery to such courier properly addressed; or (d) if by United States mail, four Business Days after depositing in the United States mail, postage prepaid and properly addressed. Notices shall be addressed as follows:

          If to Borrower:  Rockwood Companies LLC
                           11845 West Olympic Boulevard, Suite 710
                           Los Angeles, California 90064
                           Attention: Ira E. Ritter
                           Facsimile No.:  (310) 479-5902

          with a copy to:  Riordan & McKinzie
                           300 South Grand Avenue, 29th Floor
                           Los Angeles, California 90071
                           Attention:  Thomas L. Harnsberger, Esq.
                           Facsimile No.:  (213) 229-8550

          If to Lender:    Biomune Systems, Inc.
                           2401 South Foothill Drive
                           Salt Lake City, Utah 84109
                           Attention:  David G. Derrick, CEO
                           Facsimile No.:  (801) 466-3741

          with a copy to:  Durham, Evans, Jones & Pinegar
                           50 South Main Street, Suite 850
                           Salt Lake City, Utah 84144
                           Attention:  Kevin R. Pinegar, Esq.
                           Facsimile No.:  (801) 538-2425

or to such other address as the party to whom such notice is intended shall have previously designated by written notice to the serving party.

     16. Termination of Line. The Credit Line described herein shall terminate on the Expiration Date; subject, however, to the right of Borrower to renew the credit line for up to two (2) consecutive one-year terms upon written request to Lender not less than 30 days prior to the Expiration Date (or the Expiration Date of the first renewal term). Renewal will be permitted provided Borrower is not then in default under any material provision of this Agreement. Notwithstanding such termination, the terms of this Agreement and the Loan Documents shall continue in full force and effect as to all Loans which were approved prior to the Expiration Date and are outstanding as of the Expiration Date until such time as all obligations thereunder have been fully performed and discharged. Without limiting the foregoing, Borrower may continue to receive disbursements under such Loans and shall continue to make payments and perform other obligations as required under the relevant Loan Documents.

     17. General Provisions. All representations and warranties made in this Agreement and the other Loan Documents, and in any certificate delivered pursuant thereto, shall survive the execution and delivery of this Agreement, the making of any Loan, and the repayment thereof. This Agreement will be binding upon and inure to the benefit of Borrower and Lender, their respective successors and assigns, except that Borrower may not assign or transfer its rights or delegate its duties hereunder without the prior written consent of Lender. This Agreement and the Loan Documents will be governed by and construed and interpreted in accordance with the laws of the state of Utah. Time is of the essence hereof. Lender may set off against any debt or account it owns Borrower, now existing or hereafter arising, in accordance with its rules and regulations governing deposit accounts then in existence, and for such purposes is hereby granted a security interest in all such accounts.

     18. Entire Agreement. This Agreement and the Loan Documents constitute the entire understanding and agreement of the parties with respect to the general subject matter thereof; supersede all prior negotiations, discussions and agreements with respect thereto; cannot be contradicted by evidence of any alleged oral agreement; and may not be amended, modified, or rescinded in any manner except by written agreement signed by the parties which clearly and unequivocally indicates an intent to amend, modify, or rescind the same.

     19. Cross Default and Cross Collateralization. Notwithstanding anything contained herein or in the Loan Documents or any other agreement between Borrower and Lender to the contrary, Borrower agrees: (a) that any defau lt by Borrower with respect to this or any other agreement between Borrower and Lender, whether presently existing or hereafter entered into or arising, (collectively, "Borrower's Contracts") shall constitute a default with respect to all such Borrower's Contracts; and (b) any and all collateral that may now or hereafter secure any obligation, duty, or liability of Borrower with respect to any of Borrower's Contracts shall also secure all of Borrower's obligations, duties, and liabilities to Lender with respect to all of Borrower's Contracts, and Borrower hereby assigns to Lender and grants Lender a security interest in all such collateral for such purpose.

     20. JURY WAIVER. THE PARTIES HEREBY WAIVE THE RIGHT TO HAVE A JURY HEAR OR DETERMINE ANY DISPUTE, CLAIM, DEMAND, OR OTHER PROCEEDING ARISING IN ANY MANNER IN CONNECTION WITH THE LOAN DOCUMENTS OR THE MAKING OR
ADMINISTRATION OF ANY LOAN, INCLUDING WITHOUT LIMITATION MATTERS BASED ON THEORIES OF CONTRACT, STATUTORY, OR TORT LAW.

     EXECUTED on the day and year first written above.

          BORROWER:           Rockwood Companies, LLC,
                              a California limited liability company

                                   /s/ Ira E. Ritter
                              By: __________________________________
                                     Ira E. Ritter, Its President


          LENDER:             Biomune Systems, Inc.,
                              a Nevada corporation

                                  /s/ David G. Derrick
                              By: _______________________________________
                                        President
                              Title: ______________________________________


The following persons are designated as Authorized Persons:

     Name                                     Title
     __________________________________     ___________________________
     __________________________________     ___________________________

                                 EXHIBIT A
Loan Number: ____________________
Date: ___________________________

                                CLOSING ADVICE

     This Closing Advice is made in connection with a Line of Credit Agreement dated May 27, 1998, (the "Agreement") between Biomune Systems, Inc., as Lender, and Rockwood Companies, LLC, as Borrower. Capitalized terms used herein and not otherwise defined shall have the meanings given in the Agreement.

     We are pleased to inform you that, pursuant to the terms and conditions of the Agreement, the following Loan has been approved:

     Loan amount:     $___________________

Interest Rate:Prime Rate plus 1% per annum. As used herein, "Prime Rate" means the interest designated from time to time by Key Bank NA as its prime or base lending rate. Prime Rate does not necessarily means the lowest or best rate at which Lender will make a loan or xtend credit.

     Loan Term:[    ]Twelve (12) months from the date hereof.

Repayment:Interest only commencing on the first day of the month following this Closing Advice. The entire unpaid principal balance, together with accrued interest and any other unpaid charges, will be due and payable on _________________, 19___.

     Other Terms:     1.5% origination fee.




Borrower:                         Lender:
Rockwood Companies, LLC     Biomune Systems, Inc.


By: ______________________________     By: __________________________________
Title: Authorized Person               Title: _______________________________

                                 EXHIBIT B
                        (To Line of Credit Agreement)


$1,000,000.00                                                 May 27, 1998
                                                          Salt Lake City, Utah

                              PROMISSORY NOTE
                        (Line of Credit Agreement)

     This Promissory Note is made in connection with that Line of Credit Agreement dated May 27, 1998 (the "Agreement") between Biomune Systems, Inc., a Nevada corporation ("Lender") and Rockwood Companies, LLC, a California limited liability company, ("Borrower"), and is the promissory note referred to therein as the "Note." All capitalized terms used in this Note that are not otherwise defined herein shall have the meanings given to them in the Agreement. The Agreement provides, among other things, that Lender has established a guidance line of credit (the "Credit Line") for Borrower pursuant to which Lender may, from time to time, agree to make Loans for the purposes of funding the operations of the Business of Borrower. In connection with each commitment to make a Loan, Borrower and Lender shall execute a Closing Advice which sets forth for such Loan, among other things, the principal amount committed for the Loan, the applicable interest rate, and the repayment terms. All amounts advances or disbursed on the Loans are deemed principal advances under this Note. The Credit Line will terminate on the Expiration Date; provided, however, the disbursement and repayment of individual Loans may extend beyond the Expiration Date, if so provided in the corresponding Closing Advices.

     For value received, Borrower promises to pay to Lender the principal amount of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00), or so much thereof as may be advanced under the terms of this Note and the Agreement with respect to the Loans, together with interest on the unpaid principal balance at Prime Rate plus one percent (the "Effective Rate"). As used herein, "Prime Rate" means the interest rate designated from time to time by Key Bank NA as its "base" or "prime" lending rate. The Prime Rate is an index used to calculate the effective interest rates for certain variable-rate loans which use that term as the index, and does not necessarily mean the best or lowest rate at which the bank is willing to make a loan or extend credit.

     Borrower agrees to make payments on each Loan as provided in the corresponding Closing Advice. All payments shall be made in lawful money of the United States of America at Lender's offices, 2401 South Foothill Blvd., Salt Lake City, Utah 84109 or such other place as the holder of this Note may designate. Any payment not made within ten (10) days of its scheduled payment date shall be subject to a late charge equal to three (3%) of the amount of the delinquent payment. Any payment falling due on a Saturday, Sunday, or other day on which banks in the state of Utah are required or authorized to be closed for the general transaction of banking business shall be due on the next business day; provided, however, for purposes of determining late charges and other matters concerning or defined with respect to the delinquency of payments, all payments shall be considered to be due on their regularly-scheduled payment date. All payments received by Lender with respect to or on account of each Loan shall be applied in the following priority: First, to all costs and reasonable expenses incurred by Lender in collecting the same; Second, to any late charges; Third, to accrued interest; and Fourth, to the reduction of principal; and Fifth, the balance, if any, to Borrower or such other persons entitled thereto. Notwithstanding the foregoing, upon the occurrence of an Event of Default, Lender may alter the priority of payments set forth above and may apply any excess payments received on account of any Loan, after the payment of all amounts due thereunder, to the amounts owing on any other Loan.

     The occurrence of an Event of Default under the Agreement shall constitute a default under this Note. Lender may thereafter pursue all rights and remedies provided in the Agreement. In addition, upon the occurrence of an Event of Default and during the continuance thereof, Lender may, in its sole discretion, increase the margin used to calculate the Effective Rate on all Loans by an additional three hundred (300) basis points (i.e., by an additional 3%), both before and after judgment. Reference is made to the Agreement for what constitutes an Event of Default and the remedies available thereby to Lender, all of which are incorporated herein by this reference.

     This Note is made in connection with and pursuant to the terms of the Agreement and is entitled to all of the benefits thereof. This note is made under and will be governed in accordance with the laws of the state of Utah.

     Executed on the day and year first shown above.

                               ROCKWOOD COMPANIES, LLC,
                               a California limited liability company

                                   /s/ Ira E. Ritter
                              By: __________________________________
                                     Ira E. Ritter, Its President